UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 1, 2010
Penson Worldwide, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-32878 (Commission File Number)	75-2896356 (IRS Employer Identification No.)

1700 Pacific Avenue, Suite 1400, Dallas, Texas (Address of principal executive offices)	75201 (Zip Code)
Registrant’s telephone number, including area code (214) 765-1100
Not Applicable
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On April 1, 2010, Penson Worldwide, Inc. (the “Company”) entered into the Fourth Amendment (the “Fourth Amendment”) to its Amended and Restated Credit Agreement (the “Credit Agreement”), dated as of May 1, 2009, with Regions Bank, as Administrative Agent, Swing Line Lender and Letter of Credit Issuer, the lenders party thereto (“Lenders”) and other parties thereto, as amended by the First Amendment on May 27, 2009, the Second Amendment on September 22, 2009 and the Third Amendment on November 2, 2009. The Fourth Amendment provides for an extension of the maturity date of the Credit Agreement to September 30, 2010, with an evergreen feature allowing for the extension of the Credit Agreement up to two one-year additional terms with the consent of participating Lenders. The Fourth Amendment also, among other things, provides for an increase in the aggregate commitments of the Lenders to $125,000,000 and adjusts certain financial covenants in the Credit Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENSON WORLDWIDE, INC.
Date: April 7, 2010	/s/ Philip A. Pendergraft
	Name:	Philip A. Pendergraft
	Title:	Chief Executive Officer